UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) June 2, 2005

INTERNATIONAL SPEEDWAY CORPORATION
(Exact name of registrant as specified in its charter)

FLORIDA	O-2384	59-0709342
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

1801 WEST INTERNATIONAL SPEEDWAY BOULEVARD, DAYTONA BEACH, FLORIDA	32114
(Address of principal executive offices)	(Zip code)

Registrant's telephone number, including area code:   (386) 254-2700

No Change
(Former name or address, if changed since last report)

[] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Section 8 - Other Items
           Item 8.01 Other Items

The Company issued a press release on June 2, 2005 which announced it has received a report from the Internal Revenue Service (the "IRS") requesting downward adjustments of approximately $33 and $37 million to ISC's tax depreciation expense for the fiscal years ended November 30, 1999 and 2000, respectively. Additional adjustments to the Company's tax depreciation expense are expected to be requested later by the IRS for fiscal years ended November 30, 2001 through 2004.

Based on the federal income tax statutory rate of 35%, the combined requested reduction of tax depreciation expense for the fiscal years ended November 30, 1999 and 2000, would result in the reclassification of approximately $25 million of tax expense from deferred to current. Including related interest, the combined after-tax cash flow impact of the requested adjustments will be approximately $33 million. The Company disagrees with the IRS' position and expects to proceed to the administrative appeals process within the IRS.

A copy of the press release is attached as an exhibit.

Section 9 - Financial Statements and Exhibits
           Item 9.01 Financial Statements and Exhibits

(c)  Exhibits.   The exhibits listed below shall be deemed to be filed or furnished, depending on the relevant item requiring such exhibit, in accordance with the provisions of Item 601 of Regulation S-K (17 CFR 229.601) and Instruction B.2 to this form.

	Exhibit Number	Description of Exhibit	Filing Status
1	(99.1)	Press Release	Attached herewith

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

INTERNATIONAL SPEEDWAY CORPORATION (Registrant)
Date:	06/02/2005	/s/ Glenn R. Padgett
Glenn R. Padgett, Vice President, Chief Counsel - Operations, & Assistant Secretary